Exhibit 99.2

Cartesian Therapeutics, Inc.
Balance Sheets
(Amounts in thousands, except share data)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,875	$12,001
Accounts receivable	994	994
Payroll tax credit receivable	248	351
Prepaid expenses and other current assets	51	59
Total current assets	$8,168	$13,405
Non-current assets:
Property and equipment, net	228	197
Right-of-use asset, net	891	983
Security deposit	25	25
Total assets	$9,312	$14,610
Liabilities, preferred stock and stockholders' deficit
Current liabilities:
Lease liability	$273	$228
NIH liability	569	461
Accrued expenses and other current liabilities	1,513	949
Total current liabilities	$2,355	$1,638
Non-current liabilities:
Lease liability, net of current	743	880
Total liabilities	$3,098	$2,518
Commitments and contingencies (Note 10)
Series A Preferred Stock; $0.01 par value, 220 authorized, 219.125 issued and outstanding as of September 30, 2023 and December 31, 2022	9,623	9,623
Series B Preferred Stock; $0.01 par value, 110 authorized, 109.267 issued and outstanding as of September 30, 2023 and December 31, 2022	7,128	7,128
Series B-1 Preferred Stock; $0.01 par value, 77 authorized, 65.017 issued and outstanding as of September 30, 2023 and December 31, 2022	3,162	3,162
Series B-2 Preferred Stock; $0.01 par value, 195 authorized, 193.644 issued and outstanding as of September 30, 2023 and December 31, 2022	12,144	12,144
Series B-2 Preferred Stock Subscription Receivable	-	(1,333)
Stockholders' deficit:
Common stock, $0.01 par value, 3,200 authorized, 1,244.625 issued and outstanding as of September 30, 2023 and 1,240.625 issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	7,985	7,432
Accumulated deficit	(33,828)	(26,064)
Total stockholders’ deficit	$(25,843)	$(18,632)
Total liabilities, preferred stock and stockholders' deficit	$9,312	$14,610

The accompanying notes are an integral part of these unaudited financial statements.

Cartesian Therapeutics, Inc.
Statements of Operations and Comprehensive Loss
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Grant revenue:	$-	$1,035

Operating expenses:
Research and development	6,965	5,273
General and administrative	1,286	1,069
Total operating expenses	8,251	6,342
Loss from operations	(8,251)	(5,307)
Other income, net:
Interest income	311	20
Other income, net	176	101
Total other income	487	121
Net loss	$(7,764)	$(5,186)

The accompanying notes are an integral part of these unaudited financial statements.

Cartesian Therapeutics, Inc.
Statements of Preferred Stock and Stockholders’ Deficit
(Amounts in thousands, except share amounts)
(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Series B-1 Preferred Stock		Series B-2 Preferred Stock		Series B-2 Preferred Stock Subscription Receivable	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2022	219.125	$9,623	109.267	$7,128	65.017	$3,162	193.644	$12,144	$(1,333)	-	$-	-	$-	1,240.625	$-	$7,432	$(26,064)	$(18,632)
Subscription Receivable from preferred stockholders	-	-	-	-	-	-	-	-	1,333	-	-	-	-	-	-	-	-	-
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	461	-	461
Exercise of options to purchase common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	4.000	-	92	-	92
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(7,764)	(7,764)
Balance at September 30, 2023	219.125	$9,623	109.267	$7,128	65.017	$3,162	193.644	$12,144	$-	-	$-	-	$-	1,244.625	$-	$7,985	$(33,828)	$(25,843)

	Series A Preferred Stock		Series B Preferred Stock		Series B-1 Preferred Stock		Series B-2 Preferred Stock		Series B-2 Preferred Stock Subscription Receivable	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	219.125	$9,623	109.267	$7,128	65.017	$3,162	-	$-	$-	-	$-	-	$-	1,237.625	$-	$6,644	$(19,609)	$(12,965)
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	579	-	579
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,186)	(5,186)
Balance at September 30, 2022	219.125	$9,623	109.267	$7,128	65.017	$3,162	-	$-	$-	-	$-	-	$-	1,237.625	$-	$7,223	$(24,795)	$(17,572)

 The accompanying notes are an integral part of these unaudited financial statements.

Cartesian Therapeutics, Inc.
Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(7,764)	$(5,186)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	69	88
Non-cash lease expense	92	157
Stock-based compensation expense	461	579
Changes in operating assets and liabilities:
Accounts receivable	-	2,377
Payroll tax credit receivable	103	(99)
Prepaid expenses and other current assets	8	15
Operating lease liability	(92)	(120)
Deferred revenue	-	54
NIH liability	108	39
Accrued expenses and other current liabilities	514	240
Net cash used in operating activites	(6,501)	(1,856)
Cash flows from investing activities
Purchases of property and equipment	(50)	(151)
Net cash used in investing activities	(50)	(151)
Cash flows from financing activities
Net proceeds from issuance of Series B-2 Preferred Stock	1,333	-
Proceeds from exercise of stock options	92	-
Net cash provided by financing activities	1,425	-
Net change in cash and cash equivalents	(5,126)	(2,007)
Cash and cash equivalents at beginning of period	12,001	4,735
Cash and cash equivalents at end of period	$6,875	$2,728

Noncash investing and financing activities
Purchase of equipment not yet paid	$50	$-

 The accompanying notes are an integral part of these unaudited financial statements.

Cartesian Therapeutics, Inc.
Notes to the Unaudited Financial Statements

1. Description of the Business

Cartesian Therapeutics, Inc. (the Company) is a clinical-stage cell therapy company engaged in the research and development of therapies for autoimmune diseases. The Company was incorporated in Delaware in December 2010, and is based in Gaithersburg, Maryland.

Since inception, the Company has devoted its efforts principally towards research and development, recruiting personnel, and raising capital. The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities.

There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, or maintained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies.

Unaudited Interim Financial Information

The accompanying unaudited financial statements for the nine months ended September 30, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC, for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2022. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments that are necessary for a fair statement of the Company’s financial position as of September 30, 2023 and December 31, 2022, the results of operations for the nine months ended September 30, 2023 and 2022, and cash flows for the nine months ended September 30, 2023 and 2022. Such adjustments are of a normal and recurring nature. The results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2023.

Liquidity and Management’s Plan

To date, the Company has financed its operations primarily through private sales of its securities and funding received from research grants. The Company currently has no source of product revenue, and it does not expect to generate product revenue in the near term. The Company has devoted substantially all of its financial resources and efforts to developing its RNA cell therapies for autoimmune diseases.

 As of September 30, 2023, the Company’s cash and cash equivalents were $6.9 million. On November 13, 2023, the Company merged with Selecta Biosciences, Inc. (Selecta). See Note 12 for further details.

2. Summary of Significant Accounting Policies

The Company disclosed its significant accounting policies in Note 2 – Summary of Significant Accounting Policies included in the Company’s annual financial statements for the year ended December 31, 2022 included elsewhere in this filing. There have been no material changes to the Company’s significant accounting policies during the nine months ended September 30, 2023, with the exception of the matters discussed in recent accounting pronouncements.

Recent Accounting Pronouncements

Recently Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. Subsequently, in November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses. This ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted the new standard effective January 1, 2023, using a modified retrospective transition method, and there was no impact on its consolidated financial statements or results of operations upon adoption.

3. Fair Value Measurements

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	September 30, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds (included in cash equivalents)	$6,531	$6,531	$—	$—
Total assets	$6,531	$6,531	$—	$—

Liabilities:
Contingent payment to NIH	$569	$—	$—	$569
Total liabilities	$569	$—	$—	$569

	December 31, 2022
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds (included in cash equivalents)	$1,004	$1,004	$—	$—
Certificates of deposits (included in cash equivalents)	25	25	—	—
Total assets	$1,029	$1,029	$—	$—

Liabilities:
Contingent payment to NIH	$461	$—	$—	$461
Total liabilities	$461	$—	$—	$461

The following table provides a reconciliation of all assets and liabilities measured at fair value using Level 3 significant unobservable inputs which were settled during the period from December 31, 2022 to September 30, 2023 (in thousands):

Total
Balance at December 31, 2022	$461
Change in fair value of contingent payment to NIH	108
Balance at September 30, 2023	$569

There were no transfers within the fair value hierarchy during the nine months ended September 30, 2023 or the year ended December 31, 2022.

4. Property and Equipment

Property and equipment consist of the following (in thousands):

	September 30, 2023	December 31, 2022
Laboratory equipment	$879	$779
Less accumulated depreciation	(651)	(582)
Property and equipment, net	$228	$197

Depreciation expense was approximately $69,000 and $88,000 for the nine months ended September 30,2023 and 2022, respectively.

5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	September 30, 2023	December 31, 2022
Accrued external research and development costs	$1,317	$758
Accrued professional and consulting services	48	60
Accrued payroll	42	98
Accrued equipment	50	—
Other current liabilities	56	33
Accrued expenses and other current liabilities	$1,513	$949

6. Leases

The Company entered into an office lease in May 2018 for 4,762 square feet of space in an office building in Gaithersburg, Maryland. In 2021, the Company amended its lease for an additional 3,147 square feet of space in the same building and to extend the lease term for its current leased space. The lease ends for both leased spaces in December 2027. The lease does not contain any renewal rights.

In September 2023, the Company entered into an operating lease for a piece of lab equipment.

For the nine month ended September 30, 2023 and 2022, the components of lease costs were as follows (in thousands):

	Nine Months Ended September 30,
	2023	2022
Operating lease cost	$227	$224
Variable lease cost	143	113
Total lease cost	$370	$337

The maturity of the Company’s operating lease liabilities as of September 30, 2023 were as follows (in thousands):

September 30, 2023
2023	$82
2024	336
2025	346
2026	346
2027	28
Thereafter	-
Total future minimum lease payments	1,138
Less imputed interest	(122)
Total operating lease liabilities	$1,016

The supplemental disclosure for the statement of cash flows related to operating leases were as follows (in thousands):

	September 30,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:	$227	$187

Other than the initial recording of the right-of-use asset and lease liability, which were non-cash, the changes in the Company’s right-of-use asset and lease liability for the nine months ended September 30, 2023 and 2022 are reflected in the non-cash lease expense and accrued expenses and other liabilities, respectively, in the consolidated statements of cash flows.

The following summarizes additional information related to operating leases:

	September 30,
	2023	2022
Weighted-average remaining lease term	3.03 years	4.33 years
Weighted-average discount rate	7.09%	7.34%

7. Stock-Based Compensation Expense

The Company has a 2016 Stock Incentive Plan (the 2016 Plan) that permits granting of options or restricted stock to employees, officers, directors, consultants and advisors to the Company. The grantees, and grant dates, are determined and approved by the Board or a committee designated by the Board. The plan allows for the issuance of up to 200 shares of common stock. The awards typically include graded vesting over four years (i.e., 25% vest at the end of each year) with a ten year contractual term. Additionally, under the individual award agreements, only full shares can be exercised.

Stock-based compensation expense by classification included within the statements of operations and comprehensive income (loss) was as follows (in thousands):

	Nine Months Ended September 30,
	2023	2022
Research and development	$461	$579
General and administrative	-	-
Total stock-based compensation expense	$461	$579

The estimated grant date fair values of employee stock option awards granted under the 2016 Plan were calculated using the Black-Scholes option pricing model, based on the following range of assumptions:

	Nine Months Ended September 30,
	2023	2022
Risk-free interest rate	3.6 – 4.0%	1.3% - 2.0%
Dividend yield	—	—
Expected term	6.20 - 6.25	5.0 - 6.25
Expected volatility	95%	95%
Fair value of common stock	$18,505	$23,005

The expected term of the Company's stock options granted to employees has been determined utilizing the "simplified" method for awards that qualify as "plain-vanilla" options. Under the simplified method, the expected term is presumed to be the midpoint between the vesting date and the end of the contractual term. The Company utilizes this method due to lack of historical exercise data and the plain nature of its stock-based awards.

The weighted average grant date fair value of stock options granted to employees during the nine months ended September 30, 2023 and 2022 was $14,159.28 and $16,862.94, respectively.

As of September 30, 2023, total unrecognized compensation expense related to unvested employee stock options was $0.9 million, which is expected to be recognized over a weighted average period of 2.18 years.

The following table summarizes the stock option activity under the 2016 Plan:

	Number of options	Weighted-average exercise price ($)	Weighted-average remaining contractual term (in years)	Aggregate intrinsic value (in thousands)
Outstanding at December 31, 2022	152	$18,727	6.90	$425
Granted	29	$23,005
Exercised	(4)	$23,005
Forfeited	(4)	$23,005
Outstanding at September 30, 2023	173	$19,246	6.60	$425

Vested at September 30, 2023	119	$17,541	5.72	$425
Vested and expected to vest at September 30, 2023	173	$19,246	6.60	$425

8. Income Taxes

The Company provides for income taxes under ASC 740. Under ASC 740, the Company provides deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the Company’s financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse.

The Company has provided a full valuation allowance against its net deferred tax assets, as the Company believes that it is more likely than not that the deferred tax assets will not be realized.

The Company files income tax returns in the U.S. federal and Maryland jurisdictions. The Company is no longer subject to U.S. federal and Maryland income tax examinations by tax authorities for years before 2019. There are currently no federal, state or foreign audits in progress.

9. Defined Contribution Plan

The Company maintains a defined contribution plan, or the 401(k) Plan, under Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers all employees who meet defined minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. The 401(k) Plan provides for matching contributions on a portion of participant contributions pursuant to the 401(k) Plan’s matching formula. The Company did not make any matching contributions during the nine months ended September 30, 2023 and 2022, respectively.

10. Commitments and Contingencies

As of September 30, 2023, the Company was not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows.

11. License Agreements

National Institutes of Health – multiple myeloma

In September 2015, the Company entered into an exclusive license agreement, which was subsequently amended in December 2022, with the National Institutes of Health (NIH) for rights relating to anti-BCMA CARs and CAR T-cells for treatment of multiple myeloma, wherein the CAR is expressed by certain non-viral methods. The license granted is worldwide and sublicensable. The Company agreed to pay, with certain exceptions, minimum five-figure annual license fees, which shall increase to $150,000 beginning in 2025. Additionally, the Company will incur a low single-digit royalty on Net Sales, plus a low double-digit sublicensing royalty, if any, on any sublicense consideration.

Additionally, the Company agreed to a non-refundable license royalty of either i) three-quarters of one percent (0.75%) of the Company’s fair market value at the time of its first Liquidity Event; or ii) $579,000 upon reaching forty million dollars ($40,000,000) in cumulative investor financing. The Company concluded the contingent payment met the definition of a derivative liability under ASC 815. As such, the Company recorded a liability on its balance sheet of $569,194 and 460,758 as of September 30, 2023 and December 31, 2022, respectively. The associated expense was recorded as research and development expense in the respective periods. The Company estimated the liability at each balance sheet date as the present value of the probability weighted continent payment amounts. In November 2023, the Company entered into a merger agreement with Selecta (see Subsequent Event note below), whereby the Company elected to pay $579,000 to the NIH in full satisfaction of the royalty provision. Payment was made in December 2023.

National Institutes of Health - autoimmune diseases

 In July 2019, the Company entered into a nonexclusive license agreement with the National Institutes of Health for rights relating to certain anti-BCMA CARs and CAR T-cells for treatment of certain autoimmune diseases, wherein the CAR is expressed by certain mRNA methods. The license granted is worldwide and sublicensable.

In connection with this license agreement, the Company agreed to an upfront $100,000 license fee. The Company agreed to pay, with certain exceptions, minimum low five-figure annual license fees. Additionally, the Company will incur low single-digit royalties on Net Sales. The Company also agreed to pay up to $0.8 million upon the achievement of designated milestones.

Biogen MA, Inc,- Multiple Myeloma

In September 2023, the Company entered into a non-exclusive license agreement with Biogen MA, Inc. (Biogen) for rights related to certain anti-BCMA proteins. The license granted is worldwide and sublicensable. In connection with this license agreement, the Company agreed to an upfront payment of $500,000 license fee that was paid in October 2023. Additionally, the Company agreed to pay a mid-five-figure annual fee to Biogen. There are no other fees or royalties associated with the license. Biogen remains responsible for maintenance of the licensed patents and costs thereof.

12. Subsequent Events

The Company has evaluated subsequent events through the date on which the consolidated financial statements were issued. The Company has concluded that no subsequent events have occurred that require disclosure, except as disclosed within these financial statements.

On November 13, 2023, the Company entered into an Agreement and Plan of Merger with Selecta Biosciences, Inc. under which the existing shareholders of the Company received 6,723,639 shares of Selecta common stock and 384,930.724 shares of Selecta Series A Non-Voting Convertible Preferred Stock in exchange for all of the Company’s assets. Upon the merger, the Company became a wholly owned subsidiary of Selecta, which on the merger date, changed its name to Cartesian Therapeutics, Inc.